DENTSPLY SIRONA Inc. Supplemental Unaudited Financial Data for the Year Ended December 31, 2022 and Quarter Ended March 31, 2023 ($ in millions) Segment Information In conjunction with the restructuring plan announced in February 2023, DENTSPLY SIRONA Inc. (the “Company”) made certain changes in the reporting structure for its global business units effective April 1, 2023 which will result in a change in reportable segments beginning in the second quarter of 2023. The new structure consists of four reportable segments: •Connected Technology Solutions, consisting of the Company’s equipment, instruments and CAD/CAM businesses; •Essential Dental Solutions, consisting of the Company’s endodontic, restorative and preventive consumables businesses; •Orthodontic and Implant Solutions, consisting of the Company’s implant systems and aligner solutions; and •Wellspect Healthcare, consisting of the Company’s urology catheters and other healthcare-related consumable business. Use and Definitions of Non-GAAP Financial Measures The tables below summarize, for the periods indicated, the unaudited revised reportable segment and other supplemental data of the Company. In addition to results prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”) the Company provides certain measures which are not calculated in accordance with US GAAP and therefore represent Non-GAAP measures. The tables included in this supplement present Non-GAAP financial measures including organic sales and segment adjusted operating income based on the revised reportable segments effective April 1, 2023. The Non-GAAP measures presented are reconciled to comparable US GAAP measures. These Non-GAAP measures may differ from those used by other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP. These Non-GAAP measures are used by the Company to measure its performance and may differ from those used by other companies. Management believes that these Non-GAAP measures are helpful as they provide another measure of the results of operations, and are frequently used by investors and analysts to evaluate the Company’s performance exclusive of certain items impacting the comparability of results from period to period which may not be indicative of past or future performance of the Company. The reconciliations below should be read in conjunction with the applicable financial statements and accompanying notes included in the Company’s Form 10-K for the year ended December 31, 2022 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. Organic Sales The Company defines “organic sales” as the reported net sales adjusted for: (1) net sales from acquired and divested businesses recorded prior to the first anniversary of the acquisition or divestiture, (2) net sales attributable to discontinued product lines in both the current and prior year periods, and (3) the impact of foreign currency changes, which is calculated by translating current period net sales using the comparable prior period's foreign currency exchange rates.

Segment Adjusted Operating Income (Loss) Segment adjusted operating income (loss) is computed by excluding the following items from operating income (loss) as reported in accordance with US GAAP: (1) Business combination related costs and fair value adjustments. These adjustments include costs related to consummating and integrating acquired businesses, as well as net gains and losses related to the disposed businesses. In addition, this category includes the post-acquisition roll-off of fair value adjustments recorded related to business combinations, except for amortization expense of purchased intangible assets noted below. Although the Company is regularly engaged in activities to find and act on opportunities for strategic growth and enhancement of product offerings, the costs associated with these activities may vary significantly between periods based on the timing, size and complexity of acquisitions and as such may not be indicative of past and future performance of the Company. (2) Restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives, including but not limited to, severance costs, facility closure costs, lease and contract termination costs, and related professional service costs associated with specific restructuring initiatives. Other costs include legal settlements, asset impairments, executive separation costs, and changes in accounting principle recorded within the period. Beginning in the second quarter of 2022, this category includes expenses related to the recent internal investigation and associated remediation activities which primarily include legal, accounting and other professional service fees, as well as turnover and other employee-related costs. The Company is continually seeking to take actions that could enhance its efficiency, consequently restructuring charges may recur but are subject to significant fluctuations from period to period due to the varying levels of restructuring activity and the inherent imprecision in the estimates used to recognize the impairment of assets, and as such may not be indicative of past and future performance of the Company. (3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets, which are recorded at fair value in purchase accounting. Although these costs contribute to revenue generation and will recur in future periods, their amounts are significantly impacted by the timing and size of acquisitions, and as such may not be indicative of the future performance of the Company. (4) Fair value and credit risk adjustments. These adjustments include the non-cash mark-to-market changes in fair value associated with pension assets and obligations and equity-method investments. Although these adjustments are recurring in nature, they are subject to significant fluctuations from period to period due to changes in the underlying assumptions and market conditions. The non-service component of pension expense is a recurring item, however it is subject to significant fluctuations from period to period due to changes in actuarial assumptions, interest rates, plan changes, settlements, curtailments, and other changes in facts and circumstances. As such, these items may not be indicative of past and future performance of the Company.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited non-GAAP)

A reconciliation of reported net sales to organic sales by segment is as follows:

(in millions, except percentages)	Annual Results 2022	Quarterly Results Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
Total						
Net Sales	$ 3,922	$ 978	$ 983	$ 947	$ 1,023	$ 969
Net sales % change	(7.3%)	0.9%	(10.9%)	(8.9%)	(3.7%)	(5.5%)
Foreign exchange impact	(6.8%)	(4.2%)	(8.3%)	(8.2%)	(6.1%)	(4.6%)
Acquisitions	0.1%	0.0%	0.0%	0.0%	0.1%	0.2%
Divestitures and discontinued products	(0.1%)	0.0%	0.0%	0.0%	0.0%	(0.3%)
Organic sales % change	(0.5%)	5.1%	(2.6%)	(0.7%)	2.3%	(0.8%)
Connected Technology Solutions						
Net Sales	$ 1,219	$ 265	$ 344	$ 286	$ 307	$ 282
Net sales % change	(9.6%)	(5.9%)	(11.6%)	(14.5%)	(2.0%)	(9.5%)
Foreign exchange impact	(8.8%)	(5.5%)	(9.9%)	(10.9%)	(8.3%)	(5.7%)
Acquisitions	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Divestitures and discontinued products	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Organic sales % change	(0.8%)	(0.4%)	(1.7%)	(3.6%)	6.3%	(3.8%)
Essential Dental Solutions						
Net Sales	$ 1,427	$ 386	$ 343	$ 348	$ 380	$ 356
Net sales % change	(5.8%)	8.1%	(7.0%)	(8.4%)	(3.8%)	(4.1%)
Foreign exchange impact	(5.2%)	(3.4%)	(6.5%)	(6.1%)	(4.4%)	(3.7%)
Acquisitions	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Divestitures and discontinued products	0.0%	0.0%	0.0%	0.0%	0.0%	(0.1%)
Organic sales % change	(0.6%)	11.5%	(0.5%)	(2.3%)	0.6%	(0.3%)
Orthodontic and Implant Solutions						
Net Sales	$ 1,006	$ 259	$ 234	$ 247	$ 264	$ 261
Net sales % change	(5.5%)	(0.3%)	(12.7%)	(1.1%)	(5.2%)	(2.6%)
Foreign exchange impact	(5.4%)	(2.9%)	(7.4%)	(6.2%)	(4.5%)	(3.8%)
Acquisitions	0.3%	0.0%	0.0%	0.0%	0.3%	0.9%
Divestitures and discontinued products	(0.3%)	0.0%	0.0%	0.0%	0.0%	(1.1%)
Organic sales % change	(0.1%)	2.6%	(5.3%)	5.1%	(1.0%)	1.4%
Wellspect Healthcare						
Net Sales	$ 270	$ 68	$ 62	$ 66	$ 72	$ 70
Net sales % change	(11.0%)	(3.4%)	(20.2%)	(13.0%)	(4.6%)	(5.7%)
Foreign exchange impact	(11.3%)	(7.2%)	(12.6%)	(13.7%)	(11.5%)	(7.3%)
Acquisitions	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Divestitures and discontinued products	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Organic sales % change	0.3%	3.8%	(7.6%)	0.7%	6.9%	1.6%

Percentages are based on actual values and may not recalculate due to rounding.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited non-GAAP)

The Company's segment information was as follows:

Net Sales

(in millions)	Annual Results 2022	Quarterly Results Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
Connected Technology Solutions	$ 1,219	$ 265	$ 344	$ 286	$ 307	$ 282
Essential Dental Solutions	1,427	386	343	348	380	356
Orthodontic and Implant Solutions	1,006	259	234	247	264	261
Wellspect Healthcare	270	68	62	66	72	70
Total net sales	$ 3,922	$ 978	$ 983	$ 947	$ 1,023	$ 969

Segment Adjusted Operating Income

(in millions)	Annual Results 2022	Quarterly Results Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
Connected Technology Solutions	$ 161	$ 6	$ 60	$ 25	$ 50	$ 26
Essential Dental Solutions	467	125	106	110	136	115
Orthodontic and Implant Solutions	193	49	36	40	57	60
Wellspect Healthcare	73	18	16	19	18	20
Segment adjusted operating income	894	198	218	194	261	221
Reconciling items expense (income):						
All other (a)	318	87	95	77	81	65
Goodwill impairment	1,187	-	-	1,187	-	-
Restructuring and other costs	114	59	7	97	7	3
Interest expense, net	60	19	19	14	15	12
Other expense (income), net	58	7	38	9	13	(2)
Amortization of intangible assets	209	53	50	51	53	55
Depreciation resulting from the fair value step-up of property, plant, and equipment from business combinations	3	1	1	-	1	1
(Loss) income before income taxes	$ (1,055)	$ (28)	$ 8	$ (1,241)	$ 91	$ 87

(a) Includes the results of unassigned Corporate headquarters costs and inter-segment eliminations.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions)
(unaudited non-GAAP)

Net sales disaggregated by product category were as follows:

(in millions)	Annual Results 2022	Annual Results 2021	Quarterly Results Q1 2023	Quarterly Results Q4 2022	Quarterly Results Q3 2022	Quarterly Results Q2 2022	Quarterly Results Q1 2022
Equipment & Instruments	$ 678	$ 728	$ 152	$ 180	$ 163	$ 169	$ 166
CAD/CAM	541	620	113	164	123	138	116
Connected Technology Solutions	1,219	1,348	265	344	286	307	282
Essential Dental Solutions	1,427	1,516	386	343	348	380	356
Implants & Prosthetics	709	791	173	157	171	188	193
Orthodontics	297	273	86	77	76	76	68
Orthodontic and Implant Solutions	1,006	1,064	259	234	247	264	261
Wellspect Healthcare	270	303	68	62	66	72	70
Total net sales	$ 3,922	$ 4,231	$ 978	$ 983	$ 947	$ 1,023	$ 969